                                                                   EXHIBIT 10.26

                          FIRM TRANSPORTATION AGREEMENT

                  THIS AGREEMENT, made and entered into this 22nd day of September, 1995, by and between Texas Gas Transmission Corporation, a Delaware corporation, hereinafter referred to as "Texas Gas," and Piedmont Natural Gas Company, a North Carolina corporation, hereinafter referred to as "Customer,"

                                   WITNESSETH:

                 WHEREAS, Customer has natural gas which it desires Texas Gas to move through its existing facilities; and

                 WHEREAS, Texas Gas has the ability in its pipeline system to move natural gas for the account of Customer and

                 WHEREAS, Customer desires that Texas Gas transport such natural gas for the account of Customer and

                 WHEREAS, Customer and Texas Gas are of the opinion that the transaction referred to above falls within the provisions of Section 284.223 of Subpart G of Part 284 of the Federal Energy Regulatory Commission's (Commission) regulations and the blanket certificate issued to Texas Gas in Docket No. CP88-686-000, and can be accomplished without the prior approval of the Commission;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto covenant and agree as follows;

                                    ARTICLE I

Definitions

1.1 Definition of Terms of the General Terms and Conditions of Texas Gas's FERC Gas Tariff on file with the Commission is hereby incorporated by reference and made a part of this Agreement.

                                   ARTICLE II

Transportation Service

2.1 Subject to the terms and provisions of this Agreement, Customer agrees to deliver or cause to be delivered to Texas Gas, at the Point(s) of Receipt in Exhibit "A" hereunder, Gas for Transportation, and Texas Gas agrees to receive, transport, and redeliver, at the Point(s) of Delivery in Exhibit "B" hereunder, Equivalent Quantities of Gas to Customer or for the account of Customer, in accordance with Section 3 of Texas Gas's effective FT Rate Schedule and the terms and conditions contained herein, up to 13,482 MMBtu per day, which shall be Customer's Firm Transportation Contract Demand, and up to 2,035,782 MMBtu during the winter season, and up to 2,885,148 MMBtu during the summer season, which shall be Customer's Seasonal Quantity Levels.

2.2 Customer shall reimburse Texas Gas for the Quantity of Gas required for fuel, company use, and unaccounted for associated with the transportation service hereunder in accordance with Section 16 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff. The applicable fuel retention percentage(s) is shown on Exhibit "A". Texas Gas may adjust the fuel retention percentage as operating circumstances warrant; however, such change shall not be retroactive. Texas Gas agrees to give Customer thirty (30) days written notice before changing such percentage.

2.3 Texas Gas, at its sole option, may, if tendered by Customer, transport daily quantities in excess of the Transportation Contract Demand.

2.4 In order to protect its system, the delivery of gas to its customers and/or the safety of its operations, Texas Gas shall have the right to vent excess natural gas delivered to Texas Gas by Customer or Customer's supplier(s) in that part of its system utilized to transport gas received hereunder. Prior to venting excess gas, Texas Gas will use its best efforts to contact Customer or Customer's supplier(s) in an attempt to correct such excess deliveries to Texas Gas. Texas Gas may vent such excess gas solely within its reasonable judgment and discretion without liability to Customer, and a pro rata share of any gas so vented shall be allocated to Customer. Customer's pro rata share shall be determined by a fraction, the numerator of which shall be the quantity of gas delivered to Texas Gas at the Point of Receipt by Customer or Customer's supplier(s) in excess of Customer's confirmed nomination and the denominator of which shall be the total quantity of gas in excess of total confirmed nominations flowing in that part of Texas Gas's system utilized to transport gas, multiplied by the total quantity of gas vented or lost hereunder.

2.5 Any gas imbalance between receipts and deliveries of gas, less fuel and PVR adjustments, if applicable, shall be cleared each month in accordance with
Section 17 of the General Terms and Conditions in Texas Gas's FERC Gas Tariff. Any imbalance remaining at the termination of this Agreement shall also be cashed-out as provided herein.

                                   ARTICLE III

Scheduling

3.1 Customer shall be obligated five (5) working days prior to the end of each month to furnish Texas Gas with a schedule of the estimated daily quantity(ies) of gas it desires to be received, transported, and redelivered for the following month. Such schedules will show the quantity(ies) of gas Texas Gas will receive from Customer at the Point(s) of Receipt, along with the identity of the supplier(s) that is delivering or causing to be delivered to Texas Gas quantities for Customer's account at each Point of Receipt for which a nomination has been made.

3.2 Customer shall give Texas Gas, after the first of the month, at least twenty-four (24) hours notice prior to the commencement of any day in which Customer desires to change the quantity(ies) of gas it has scheduled to be delivered to Texas Gas at the Point(s) of Receipt. Texas Gas agrees to waive this 24-hour prior notice and implement nomination changes requested by Customer to commence in such lesser time frame subject to Texas Gas's being able to confirm and verify such nomination change at both Receipt and Delivery Points, and receive PDAs reflecting this nomination change at both Receipt and Delivery Points. Texas Gas will use its best efforts to make the nomination change effective at the time requested by Customer; however, if Texas Gas is unable to do so, the nomination change will be implemented as soon as confirmation is received.

                                   ARTICLE IV

Points of Receipt, Delivery, and Supply Lateral Allocation

4.1 Customer shall deliver or cause to be delivered natural gas to Texas Gas at the Point(s) of Receipt specified in Exhibit "A" attached hereto and Texas Gas shall redeliver gas to Customer or for the account of Customer at the Point(s) of Delivery specified in Exhibit "B" attached hereto in accordance with Sections 7 and 15 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff.

4.2 Customer's preferential capacity rights on each of Texas Gas's supply laterals shall be as set forth in Exhibit "C" attached hereto, in accordance with Section 34 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff.

                                    ARTICLE V

Term of Agreement

5.1 This Agreement shall become effective the later of November 1, 1995 or the date on which any and all authorizations are received by Texas Gas, CNG, and Transco to effectuate the transportation contemplated hereby (including downstream transportation). This Agreement shall have a primary term beginning on such date (with the rates and charges described in ARTICLE VIII becoming effective on that date) and extending for a period of eleven years from that date, or through October 31, 2006; with extensions of one year at the end of the primary term and each additional term thereafter unless written notice is given at least one year prior to the end of such term by either party.

                                   ARTICLE VI

Point(s) of Measurement

6.1 The gas shall be delivered by Customer to Texas Gas and redelivered by Texas Gas to Customer at the Point(s) of Receipt and Delivery hereunder.

6.2 The gas shall be measured or caused to be measured by Customer and/or Texas Gas at the Point(s) of Measurement which shall be as specified in Exhibits "A", "A-I", and "B" herein. In the event of a line loss or leak between the Point of Measurement and the Point of Receipt, the loss shall be determined in accordance with the methods described contained in Section 3, "Measuring and Measuring Equipment," contained in the General Terms and Conditions of First Revised Volume No. 1 of Texas Gas's FERC Gas Tariff.

                                   ARTICLE VII

Facilities

7.1 Texas Gas and Customer agree that any facilities required at the Point(s) of Receipt, Point(s) of Delivery, and Point(s) of Measurement shall be installed, owned, and operated as specified in Exhibits "A", "A-I", and "B" herein. Customer may be required to pay or cause Texas Gas to be paid for the installed cost of any new facilities required as contained in Sections 1.3, 1.4, and 1.5 of Texas Gas's FT Rate Schedule. Customer shall only be responsible for the installed cost of any new facilities described in this Section if agreed to in writing between Texas Gas and Customer.

                                  ARTICLE VIII

Rates and Charges

8.1 Each month, Customer shall pay Texas Gas for the service hereunder an amount determined in accordance with Section 5 of Texas Gas's FT Rate Schedule contained in Texas Gas's FERC Gas Tariff, which Rate Schedule is by reference made a part of this Agreement. The maximum rates for such service consist of a monthly reservation charge multiplied by Customer's firm transportation demand as specified in Section 2.1 herein. The reservation charge shall be billed as of the effective date of this Agreement. In addition to the monthly reservation charge, Customer agrees to pay Texas Gas each month the maximum commodity charge up to Customer's Transportation Contract Demand. For any quantities delivered by Texas Gas in excess of Customer's Transportation Contract Demand,

Customer agrees to pay the maximum FT overrun commodity charge.

In addition, Customer agrees to pay:

                 (a)      Texas Gas's Fuel Retention percentage(s).

                 (b) The currently effective GRI funding unit, if applicable, the currently effective FERC Annual Charge Adjustment unit charge (ACA), the currently effective Take-or-Pay surcharge, or any other then currently effective surcharges, including but not limited to Order 636 Transition Costs.

If Texas Gas declares force majeure which renders it unable to perform service herein, then Customer shall be relieved of its obligation to pay demand charges for that part of its FT Contract Demand affected by such force majeure event until the force majeure event is remedied.

Unless otherwise agreed to in writing by Texas Gas and Customer, Texas Gas may, from time to time, and at any time selectively after negotiation, adjust the rate(s) applicable to any individual Customer; provided, however, that such adjusted rate(s) shall not exceed the applicable Maximum Rate(s) nor shall they be less than the Minimum Rate(s) set forth in the currently effective Sheet No.10 of this Tariff. If Texas Gas so adjusts any rates to any Customer, Texas Gas shall file with the Commission any and all required reports respecting such adjusted rate.

8.2 In the event Customer utilizes a Secondary Point(s) of Receipt or Delivery for transportation service herein, Customer will continue to pay the monthly reservation charges as described in Section 8.1 above. In addition, Customer will pay the maximum commodity charge applicable to the zone in which gas is received and redelivered up to Customer's Transportation Contract Demand and the maximum overrun commodity charge for any quantities delivered by Texas Gas in excess of Customer's winter season or summer season Transportation Contract Demand. Customer also agrees to pay the ACA, Take-or-Pay Surcharge, GRI charges, fuel retention charge, and any other effective surcharges, if applicable, as described in Section 8.1 above.

8.3 It is further agreed that Texas Gas may seek authorization from the Commission and/or other appropriate body for such changes to any rate(s) and terms set forth herein or in Rate Schedule FT, as may be found necessary to assure Texas Gas just and reasonable rates. Nothing herein contained shall be construed to deny Customer any rights it may have under the Natural Gas Act, as amended, including the right to participate fully in rate proceedings by intervention or otherwise to contest increased rates in whole or in part.

8.4 Customer agrees to fully reimburse Texas Gas for all filing fees, if any, associated with the service contemplated herein which Texas Gas is required to pay to the Commission or any agency having or assuming jurisdiction of the transactions contemplated herein.

8.5 Customer agrees to execute or cause its supplier or processor to execute a separate agreement with Texas Gas providing for the transportation of any liquids and/or liquefiables, and agrees to pay or reimburse Texas Gas, or cause Texas Gas to be paid or reimbursed, for any applicable rates or charges associated with the transportation of such liquids and/or liquefiables, as specified in Section 24 of the General Terms and Conditions of Texas Gas's FERC Gas Tariff.

                                   ARTICLE IX

Miscellaneous

9.1 Texas Gas's Transportation Service hereunder shall be subject to receipt of all requisite regulatory authorizations from the Commission, or any successor regulatory authority, and any other necessary governmental authorizations, in a manner and form acceptable to Texas Gas. The parties agree to furnish each other with any and all information necessary to comply with any laws, orders, rules, or regulations.

9.2 Except as may be otherwise provided, any notice, request, demand, statement, or bill provided for in this Agreement or any notice which a party may desire to give the other shall be in writing and mailed by regular mail, or by postpaid registered mail, effective as of the postmark date, to the post office address of the party intended to receive the same, as the case may be, or by facsimile transmission, as follows;

                                    Texas Gas

                  Texas Gas Transmission Corporation
                  3800 Frederica Street
                  Post Office Box 1160
                  Owensboro, Kentucky 42302

                  Attention:   Gas Revenue Accounting (Billings and Statements)
                               Customer Services (Other Matters)
                               Gas Transportation and Capacity Allocation
                                 (Nominations)
                               Fax (502) 926-8686

                                 Customer

                   Piedmont Natural Gas Company
                   P. O.Box 33058
                   1915 Rexford Road
                   Charlotte, North Carolina 28211

                   Attention:  Mr. Keith Maust

The address of either party may, from time to time, be changed by a party mailing, by certified or registered mail, appropriate notice thereof to the other party. Furthermore, if applicable, certain notices shall be considered duly delivered when posted to Texas Gas's Electronic Bulletin Board, as specified in Texas Gas's tariff.

9.3 This Agreement shall be governed by the laws of the State of Kentucky.

9.4 Each party agrees to file timely all statements, notices, and petitions required under the Commission's Regulations or any other applicable rules or regulations of any governmental authority having jurisdiction hereunder and to exercise due diligence to obtain all necessary governmental approvals required for the implementation of this Transportation Agreement.

9.5 All terms and conditions of Rate Schedule FT and the attached Exhibits "A", "A-I", "B", and "C" are hereby incorporated to and made a part of this Agreement.

9.6 This contract shall be binding upon and inure to the benefit of the successors, assigns, and legal representatives of the parties hereto.

9.7 Neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the consent in writing of the other party. Notwithstanding the foregoing, either party may assign its right, title and interest in, to and by virtue of this Agreement including any and all extensions, renewals, amendments, and supplements thereto, to a trustee or trustees, individual or corporate, as security for bonds or other obligations or securities, without such trustee or trustees assuming or becoming in any respect obligated to perform any of the obligations of the assignor and, if any such trustee be a corporation, without its being required by the parties hereto to qualify to do business in the state in which the performance of this Agreement may occur, nothing contained herein shall require consent to transfer this Agreement by virtue of merger or consolidation of a party hereto or a sale of all or substantially all of the assets of a party hereto, or any other corporate reorganization of a party hereto.

9.8 This Agreement insofar as it is affected thereby, is subject to all valid rules, regulations, and orders of all governmental authorities having jurisdiction.

9.9 No waiver by either party of any one or more defaults by the other in the performance of any provisions hereunder shall operate or be construed as a waiver of any future default or defaults whether of a like or a different character.

9.10 All rights and responsibilities, excluding any imbalances and outstanding monies owed for transportation service rendered prior to the effective date of this contract, under the transportation agreement between Transporter and Transcontinental Gas Pipe Line Corporation, dated September 27, 1991, will be assigned to Customer upon execution of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives there unto duly authorized, on the day and year first above written.

ATTEST:                                  TEXAS GAS TRANSMISSION CORPORATION

 /s/ Vivian C. Poole                     By:    /s/ Kim R. Cocklin
 ----------------------                  --------------------------------------
  Asst. Secretary                                    Vice President

WITNESSES:                               PIEDMONT NATURAL GAS COMPANY

/s/ W.F. Schiefer                        By    /s/ Thomas E. Skains
-----------------------                  --------------------------------------
                                         Senior Vice President

/s/ Keith P. Maust                       Attest: /s/ Martin C. Ruegsegger
-----------------------                          ------------------------------
                                                     Secretary

Date of Execution by Customer:

          October 11, 1995
------------------------------

                               Contract No. T7471

                                   Exhibit "A"

                            Firm Point(s) of Receipt

                          Piedmont Natural Gas Company
                          Firm Transportation Agreement

                                                                                Daily Firm
                                                     Meter                      Capacity
Lateral                          Segment    Zone     No.     Name                MMBtu
----------------------------------------------------------------------------------------
North Lousisiana Leg
      Cathage - Haughton

                                            1        2102    Champlin            2,134

      Haughton - Sharon

                                            1        9866    Cornerstone-Ada     3,203

Southeast Leg
      Henry - Lafayette

                                           SL        2790    Henry Hub           5,338

Mainline
      Eunice - Zone SL/1 Line
                                           SL        8147    Mamou (ref. #8046)  3,395






The Daily Firm Capacity at the points listed above will be increased on a pro rata basis to effectuate delivery of Customer's full Firm Transportation Contract Demand in the event Texas Gas raises its fuel retention percentage.

Effective Date 11/01/95


                                  EXHIBIT "A-I"

                               CONTRACT NO. T7471
                         Contract Demand 13,482 MMBtu/D

                                   EXHIBIT "B"
                              POINT(S) OF DELIVERY

   Meter                                                                               MAOP            MDP*
    No       Name/Description                                         Facilities      (psig)          (psig)
-------------------------------------------------------------------------------------------------------------
             CNG Transmission Corporation

    1247     LEBANON-CONGAS -S9, T3, R4, Warren                         (1)                            531
             County, OH


            *Minimurn Operating Pressure - 531 psig



                                       B-1

NOTE:SEE ATTACHED STANDARD FACILITIES KEY FOR EXPLANATION OF FACILITIES. *MINIMUM DELIVERY PRESSURE

                               CONTRACT NO. T7471
                          FIRM TRANSPORTATION AGREEMENT
                                   EXHIBIT "C"
                             SUPPLY LATERAL CAPACITY

                          PIEDMONT NATURAL GAS COMPANY

                                                                       PREFERENTIAL RIGHTS
SUPPLY LATERAL                                                               MMBTU/D

Zone 1 Supply Lateral(s)
---------------------------------------
North Louisiana Leg:                                                          5,337
                                                                             ------
               Total Zone 1:                                                  5,337

Zone SL Supply Lateral(s)
---------------------------------------
East Leg:                                                                         0
Southeast Leg:                                                                5,338
South Leg:                                                                        0
Southwest Leg:                                                                    0
West Leg:                                                                         0
WC-294:                                                                           0
HIOS:                                                                             0
                                                                             ------
             Total Zone SL:                                                   5,338
                                                                             ------
             Grand Total:                                                    10,675
                                                                             ======


Effective Date: 11/01/95